EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-148789 and 333-137859) on Form S-8 and Registration Statement (No. 333-195591) on Form S-3 of ClearOne, Inc. of our report dated March 30, 2015, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of ClearOne, Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP

Irvine, California
March 30, 2015